                                     BY-LAWS

                                       OF

                               CA INVESTMENT CORP.

                            (A Delaware Corporation)

                            ------------------------

                                    ARTICLE 1

                                   DEFINITIONS

                  As used in these By-laws, unless the context otherwise
requires, the term:

                  1.1 "Assistant Secretary" means an Assistant Secretary of the
Corporation.

                  1.2 "Assistant Treasurer" means an Assistant Treasurer of the
Corporation.

                  1.3 "Board" means the Board of Directors of the Corporation.

                  1.4 "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

                  1.5 "Certificate of Incorporation" means the initial
certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

                  1.6 "Chairman" means the Chairman of the Board of Directors of the Corporation.

                  1.7 "Corporation" means CA Investment Corp.

                  1.8 "Directors" means directors of the Corporation.

                  1.9 "Entire Board" means all then authorized directors of the
Corporation.

                  1.10 "General Corporation Law" means the General Corporation
Law of the State of Delaware, as amended from time to time.

                  1.11 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the
contrary notwithstanding.

                  1.12 "President" means the President of the Corporation.

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                  1.13 "Secretary" means the Secretary of the Corporation.

                  1.14 "Stockholders" means stockholders of the Corporation.

                  1.15 "Treasurer" means the Treasurer of the Corporation.

                  1.16 "Vice President" means a Vice President of the
Corporation.

                                   ARTICLE 2

                                  STOCKHOLDERS

                  2.1 Place of Meetings. Every meeting of Stockholders may be held at such place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time. The Board may, in its sole discretion, determine that the meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Delaware law.

                  2.2 Annual Meeting. If required by applicable law, a meeting of Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time.
Any other business may be transacted at the annual meeting.

                  2.3 Special Meetings. Unless otherwise prescribed by
applicable law, special meetings of Stockholders may be called at any time by the Board and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.

                  2.4 Fixing Record Date. For the purpose of (a) determining the
Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) unless otherwise provided in the Certificate of
Incorporation, to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the
Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date, unless otherwise required by applicable law, shall not be (x) in the case of clause (a)(i) above, more than 60 nor less than 10 days before the date of such meeting, (y) in the case of clause (a)(ii) above, more than 10 days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause (a)(iii) or (b) above, more than 60 days prior to such action. If no such record date is fixed:

                           2.4.1 the record date for determining Stockholders
entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

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                           2.4.2 the record date for determining Stockholders
entitled to express consent to corporate action in writing without a meeting
(unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and
when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

                           2.4.3 the record date for determining Stockholders
for any purpose other than those specified in Sections 2.4.1 and 2.4.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

                  2.5 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws,
Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting ,the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the
Stockholder at his or her address as it appears on the records of the
Corporation. An affidavit of the Secretary or an Assistant Secretary or of the
transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.
If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

                  2.6 Waivers of Notice. Whenever the giving of any notice to
Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of

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objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

                  2.7 List of Stockholders. The Secretary shall prepare and
make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent, or attorney, at the
Stockholder's expense, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any
Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the
Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of
Stockholders.

                  2.8 Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders, shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the
Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  2.9 Voting; Proxies. Unless otherwise provided in the
Certificate of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. At any meeting of Stockholders, all matters, except as otherwise provided by the
Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be

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decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

                  2.10 Voting Procedures and Inspectors of Election at Meetings
of Stockholders. The Board, in advance of any meeting of Stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a
Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

                  2.11 Conduct of Meetings; Organization. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of
Stockholders as it shall deem appropriate. At each meeting of Stockholders, the
President, or in the absence of the President, the Chairman, or if there is no
Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the

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meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The
Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

                  2.12 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.

                  2.13 Written Consent of Stockholders Without a Meeting. Unless
otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of
Stockholders, or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this

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Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those
Stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the
Corporation.

                                    ARTICLE 3

                                    DIRECTORS

                  3.1 General Powers. Except as otherwise provided in the
Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of
Incorporation or by statute, to be exercised and performed by the Stockholders.

                  3.2 Number; Qualification; Term of Office. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be Stockholders. Each
Director shall hold office until a successor is duly elected and qualified or until the Director's earlier death, resignation, disqualification or removal.

                  3.3 Newly Created Directorships and Vacancies. Unless
otherwise provided by applicable law or the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of Directors and vacancies occurring in the Board for any cause, may be filled by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining Director, or may be elected by a plurality of the votes cast. A Director so elected shall be elected to hold office until the expiration of the term of office of the Director whom he or she has replaced or until a successor is elected and qualified, or until the
Director's earlier death, resignation, disqualification or removal.

                  3.4 Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

                  3.5 Removal. Subject to the provisions of Section 141(k) of the General Corporation Law, any or all of the Directors may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

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                  3.6 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                  3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as may be determined from time to time by resolution of the Board.

                  3.8 Special Meetings. Special meetings of the Board may be held at such times and at such places within or without the State of Delaware whenever called by the Chairman, the President or the Secretary or by any two or
more Directors then serving as Directors on at least 24 hours' notice to each
Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least three days' notice if given by mail. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving as Directors.

                  3.9 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

                  3.10 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least
24 hours' notice of any adjourned meeting of the Board shall be given to each
Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

                  3.11 Notice Procedure. Subject to Sections 3.8 and 3.12
hereof, whenever, under applicable law, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram,

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telecopy or, if consented to by the Director to whom notice is given, by other means of electronic transmission.

                  3.12 Waiver of Notice. Whenever the giving of any notice to
Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the Director entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of
Directors need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

                  3.13 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the President, or in the absence of the
President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant
Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

                  3.14 Quorum of Directors. The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

                  3.15 Action by Majority Vote. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

                  3.16 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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                                   ARTICLE 4

                             COMMITTEES OF THE BOARD

                  The Board may, by resolution, designate one or more
committees, each committee to consist of one or more of the Directors of the
Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

                                   ARTICLE 5

                                    OFFICERS

                  5.1 Positions. The officers of the Corporation shall be a
President and such other officers as the Board may elect, including a Chairman, a Secretary, a Treasurer, one or more Vice Presidents and one or more Assistant
Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board.
The Board may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it.
Any number of offices may be held by the same person unless the Certificate of
Incorporation or these By-laws otherwise provide.

                  5.2 Compensation. The compensation of all officers of the
Corporation shall be fixed by the Board or by any officer authorized by the
Board to fix such compensation. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a
Director.

                  5.2 Election. The officers of the Corporation shall be elected by the Board at its annual meeting or at such other time or times as the Board shall determine.

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                  5.3 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is elected and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time, with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The removal of an officer with or without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

                  5.4 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

                  5.5 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.

                  5.6 President. The President shall be the Chief Executive
Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The President shall preside at all meetings of the Stockholders and at all meetings of the Board at which the
Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.

                  5.7 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall
(in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice
President by resolution of the Board or by the President.

                                                                              12

                  5.8 Secretary. The Secretary shall attend all meetings of the
Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary,
shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant
Secretary may also attest all instruments signed by the President or any Vice
President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board or by the
President.

                  5.9 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation;
receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board or by the President.

                  5.10 Assistant Secretaries and Assistant Treasurers. Assistant
Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by resolution of the Board or by the President.

                                                                              13

                                    ARTICLE 6

                                 INDEMNIFICATION

                  6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person")
who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "Other Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered
Person. Notwithstanding the preceding sentence, except as otherwise provided in
Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered
Person was authorized by the Board.

                  6.2 Prepayment of Expenses. The Corporation shall pay the
expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 6 or otherwise.

                  6.3 Claims. If a claim for indemnification or advancement of expenses under this Article 6 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the
Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

                  6.4 Nonexclusivity of Rights. The rights conferred on any
Covered Person by this Article 6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  6.5 Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount

                                                                              14

such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

                  6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  6.7 Other Indemnification and Prepayment of Expenses. This
Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                   ARTICLE 7

                               GENERAL PROVISIONS

                  7.1 Certificates Representing Shares. Every holder of stock shall be entitled to have a certificate signed by or in the name of the
Corporation by the Chairman, if any, or the President or a Vice President and by
the Secretary or an Assistant Secretary or the Treasurer or an Assistant
Treasurer, certifying the number of shares owned by such Stockholder in the
Corporation. Any or all of the signatures upon a certificate may be facsimiles.
In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  7.2 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

                  7.3 Lost, Stolen or Destroyed Certificates. The Corporation
may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the
Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The
Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

                                                                              15

                  7.5 Seal. The corporate seal shall have the name of the
Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                  7.6 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

                  7.7 Amendments. These By-laws may be altered, amended or
repealed and new By-laws may be adopted by the Board, but the Stockholders may make additional By-laws and may alter and repeal any By-laws whether adopted by them or otherwise.